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                                                                    Exhibit 10.1

                          DYNAMICS RESEARCH CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                    AMENDMENT

      Pursuant to the reserved right of the Board of Directors of Dynamics Research Corporation to at any time amend the above-titled Plan, and as authorized by action of said Board on October 25, 2006, Section 2(m) thereof is hereby revised to read in its entirety, effective November 1, 2006, as follows:

      "Purchase Price" shall mean an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Exercise Date.

      EXECUTED to be effective November 1, 2006.

                       DYNAMICS RESEARCH CORPORATION

                       By:  /s/ James P. Regan
                            ---------------------------
                             James P. Regan

                       Title:   Chairman, President and Chief Executive Officer